UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2014

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 52 630 1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 4, 2014, Garmin Ltd. (“the Company”) entered into a Director and Officer Indemnification Agreement (the “Indemnification Agreement”) with each of Douglas G. Boessen, Dr. Donald H. Eller, Andrew R. Etkind, Joseph J. Hartnett, Charles W. Peffer, Dr. Min H. Kao, Clifton A. Pemble and Thomas P. Poberezny (each, an “Indemnitee”). Dr. Eller and Messrs. Hartnett, Peffer and Poberezny are members of the Company’s Board of Directors. Dr. Kao is a member of the Board of Directors and is the Company’s Executive Chairman. Mr. Pemble is a member of the Board of Directors and is the Company’s President and Chief Executive Officer. Mr. Boessen is Chief Financial Officer and Treasurer of the Company, and Mr. Etkind is Vice President, General Counsel and Secretary of the Company.

The Indemnification Agreement provides, among other things, that, subject to the limitations and procedures set forth in the Indemnification Agreement, if an Indemnitee was or is a party or is threatened to be made a party to, or a witness of, or is otherwise involved in any Proceeding (as defined in the Indemnification Agreement) by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of any Other Enterprise (as defined in the Indemnification Agreement), or by reason of any action taken or alleged to have been taken, or omitted to be taken or alleged to be omitted to be taken, in such capacity, then the Company shall indemnify, defend and hold harmless the Indemnitee to the full extent permitted by the laws of Switzerland from and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with the Proceeding.

The Indemnification Agreement also sets forth (i) terms and conditions on which expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Company to the Indemnitee in advance of the final disposition of such Proceeding, and (ii) terms and conditions regarding the Company’s obligation to maintain director and officer liability insurance policies that provide each Indemnitee with substantially the same rights and benefits as the Company’s current director and officer liability insurance policies.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

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Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Description
10.1	Form of Director and Officer Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: August 8, 2014	/s/Andrew R. Etkind
Andrew R. Etkind
Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Director and Officer Indemnification Agreement

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